EXHIBIT 3.3
                            CERTIFICATE OF AMENDMENT



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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           REPLACEMENT FINANCIAL, INC.



         Replacement Financial, Inc., a Nevada corporation (the "Corporation") does hereby certify that:

                  1.       The Articles of Incorporation shall be amended by:

         The following Article is added to the Articles of Incorporation:


                                   ARTICLE XII

                  The Corporation hereby waives and precludes the application of the anti-takeover provisions of Nevada Revised Statutes 78.378 to 78.3793.

                  2. The foregoing amendment has been duly authorized and approved by the Board Directors of the Corporation.

                  3. The foregoing amendment has been duly adopted and approved by the written consent of the stockholders holding no less than a majority of the Corporation's outstanding stock entitled to vote thereon.

         Date:  July 30, 1999

                                           REPLACEMENT FINANCIAL, INC.



                                           by: _________________________
                                                  Kari Cunningham


                                           by: __________________________


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STATE OF ____________      )
                           ) ss.
COUNTY OF ___________      )

         Subscribed and sworn to before me this ______ day of July, 1999 by Kari Cunningham.

         My Commission expires:     _____________


                                                  ------------------------------
                                                   Notary Public